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                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANTS

A.  PG&E Corporation:

     1. Pacific Gas and Electric Company, a California corporation. Pacific Gas and Electric Company has the following subsidiaries:

         1.1 Alberta and Southern Gas Co. Ltd., incorporated under the laws of Alberta, Canada

               1.1.1 Alberta and Southern Gas Marketing Inc., incorporated under the laws of Alberta, Canada

         1.2 Mission Trail Insurance (Cayman) Ltd., incorporated under the laws of the Cayman Islands

         1.3   Natural Gas Corporation of California, a California corporation

               1.3.1.  NGC Production Company, a California corporation

         1.4   Pacific Conservation Services Company, a California corporation

         1.5   Calaska Energy Company, a California corporation

         1.6   Eureka Energy Company, a California corporation

         1.7   Standard Pacific Gas Line Incorporated, a California corporation

         1.8   Pacific California Gas System, Inc., California corporation

         1.9   Pacific Energy Fuels Company, a California corporation

         1.10  Pacific Gas Properties Company, a California corporation

     2. Pacific Gas Transmission Company ("PGT"), a California corporation. PGT has the following subsidiaries:

         2.1 PGT Australia Pty Limited, formed under the laws of New South Wales, Australia

         2.2 Pacific Gas Transmission International, Inc., a California corporation

         2.3 PGT Queensland Pty Limited, formed under the laws of New South Wales, Australia

         2.4 PGT Victoria Pty Limited, formed under the laws of New South Wales, Australia

         2.5 PGT Western Australia Pty Limited, formed under the laws of New South Wales, Australia
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         2.6   PGT Nominees Pty Limited, formed under the laws of New South
               Wales, Australia

         2.7   Energy Source, Inc., a California corporation

               2.7.1 PG&E Energy Source Canada, Inc., incorporated under the laws of Alberta, Canada


B.  Pacific Gas and Electric Company:

Pacific Gas and Electric Company's subsidiaries, considered in the aggregate as a single subsidiary (as defined by Rule 1-02 (w) of Regulation S-X), would not constitute a significant subsidiary of Pacific Gas and Electric Company as of December 31, 1996.